UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 23, 2008 (September 22, 2008)

PLURISTEM THERAPEUTICS INC.
(Exact name of registrant as specified in its charter)

Nevada	001-31392	98-0351734
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification Number)

MATAM Advanced Technology Park
Building No. 20
Haifa, Israel	31905
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: 011 972 74 710 7171

n/a
(Former name or former address, if changed since last report)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

        On September 22, 2008, we sold 900,000 shares of our common stock (“Common Stock”) and warrants (“Warrants”) to purchase 675,000 shares of Common Stock to an investor pursuant to terms of a securities purchase agreement. The price per share of Common Stock is $1.15, and the exercise price of the Warrants is $1.90. The Warrants will be exercisable for a period of five years.

        A copy of the form of Warrant is attached as Exhibit 4.1 to this report and is incorporated herein by reference. The description of the Warrants is a summary only and is qualified in its entirety by reference to Exhibit 4.1. A copy of the form of securities purchase agreement is attached as Exhibit 10.1 to this report and is incorporated herein by reference.

        The offering was made pursuant to our shelf registration statement on Form S-3 (File No. 333-151761). We are filing with the SEC, pursuant to Rule 424(b) under the Securities Act of 1933, as amended, a prospectus supplement related to the offering.

Item 9.01	Statements and Exhibits

(d) Exhibits:

4.1	Form of Common Stock Purchase Warrant dated September 22, 2008

5.1	Opinion of Zysman, Aharoni, Gayer & Co./ Sullivan & Worcester LLP

10.1	Form of Securities Purchase Agreement dated September 22, 2008

23.1	Consent of Zysman, Aharoni, Gayer & Co./ Sullivan & Worcester LLP (included in Exhibit 5.1).

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 23, 2008	PLURISTEM THERAPEUTICS INC. By: /s/ Yaky Yanay —————————————— Yaky Yanay Chief Financial Officer